                                                                    Exhibit 10.1



                                         August 29, 1997



Mr. Richard J. Szalwinski
c/o Discreet Logic
10 Duke Street
Montreal, Quebec, Canada
H3C 2L7

Dear Richard:

On behalf of the board of directors of Discreet Logic Inc. ("Discreet"), I am pleased to confirm the revised terms of your employment.

1.   Duties and Responsibilities
--------------------------------

By your acceptance, you agree to serve as President and Chief Executive Officer of Discreet. In such capacity, you shall report and be accountable to the board of directors of Discreet.

You agree to devote substantially all of your working time, attention and skill to Discreet and to make every effort necessary to promote the success of Discreet's business and perform adequately the duties that are assigned to you. Discreet hereby recognizes that you also have investments in BHVR Communications Inc. ("BHVR") and Malofilm Communications Inc. ("Malofilm") and that you need to devote some time to BHVR and Malofilm, provided that this does not interfere with your duties as President and Chief Executive Officer of Discreet.

You further agree that you will not pursue any activities which could be detrimental to Discreet's interests.

2.   Compensation
-----------------

Discreet shall pay you a base annual salary (the "Salary") of US $230,000, effective March 1, 1997. The Salary shall be reviewed annually by Discreet in accordance with its applicable internal policies in effect from time to time.

You shall furthermore be eligible for an annual target bonus at the sole discretion of the compensation committee of the board of directors of Discreet based on the achievement by Discreet, on a consolidated basis, of the budgets and forecasts approved by the board of directors from time to time, which annual bonus shall not exceed 75% of your Salary. Notwithstanding the foregoing, in the event that the budgets and forecasts approved by the board of directors from time to time are not met, the board of directors of Discreet shall have the right, at its sole discretion, to approve the payment of a bonus not to exceed 75% of
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                                      -2-



your Salary if the board of directors is of the view that your performance was outstanding and the failure to meet the budgets and forecasts was not attributable to factors within your control. This annual bonus, if any, shall be determined and paid annually.

3.        Reimbursement
          -------------

Discreet will reimburse you, upon presentation of appropriate receipts or other evidence thereof, all expenses and fees reasonably incurred by you in the exercise of your functions hereunder, provided that such expenses and fees were incurred in direct relation to the accomplishment of your duties hereunder, the whole in accordance with the policy of Discreet then in effect as modified from time to time at the sole discretion of the board of directors of Discreet. Discreet shall also reimburse you for other reasonable expenses incurred by you which are approved from time to time by the audit committee of the board of directors of Discreet.

4.        Stock Options
          -------------

Discreet has granted you, effective March 1, 1997, (the "Initial Grant") an option to purchase 450,000 common shares in the share capital of Discreet pursuant to the "Amended and Restated 1994 Restricted Stock and Stock Option Plan" of Discreet (the "Plan") at an exercise price of each option equal to the "Fair Market Value" of the optioned shares (as determined in accordance with the provisions of the Plan). Your options pursuant to the Plan will vest as follows:

================================================================================
        Number of Shares                        Date of Vesting
        ----------------                        ---------------
--------------------------------------------------------------------------------
            225,000                              March 1, 1999

     an additional 112,500                       March 1, 2000

     an additional 112,500                       March 1, 2001
================================================================================

You hereby agree to execute the standard form Stock Option Agreement as required by the Plan.

In the event of a reorganization as defined in the Plan, then (i) all of your options to purchase common shares in the share capital of Discreet pursuant to the Initial Grant shall become immediately vested, or (ii) if the board of directors of Discreet elects, in accordance with the Plan, not to accelerate the vesting of the options to purchase common shares granted pursuant to the Plan, you shall receive in substitution for all of your outstanding options to purchase common shares of Discreet, whether vested or not, such securities (excluding options) of Discreet or of any amalgamated, merged, consolidated or otherwise reorganized corporation or, only in the event of an amalgamation of Discreet with one of its subsidiaries, options of the amalgamated company, all of which securities or options shall be of equivalent value and liquidity.
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                                      -3-

5.   Duration and Termination
-----------------------------

This agreement is for an indeterminate term commencing on March 1, 1997.

This agreement may be terminated, except for continuing obligations hereunder as at any such termination, in any of the following eventualities and with the following consequences:

(a) at any time, for Cause, on simple notice from Discreet to you, the whole without any other notice or any pay in lieu of notice or any indemnity whatsoever from Discreet to you, and any further claims or recourse by you against Discreet or its affiliates in respect of such termination;

(b) upon three (3) months notice in writing from you to Discreet, specifying your intention to resign, in which event Discreet shall only be obliged to pay you your remuneration hereunder for such remaining part of the period specified in your notice, and Discreet shall have no further obligations hereunder in the event of your resignation, it being understood that you shall not benefit, after your resignation, from any additional vesting of your options to purchase common shares referred to herein; or

(c) upon written notice from Discreet to you in the event of termination of your employment without Cause, in which event Discreet shall pay you an indemnity in lieu of notice in a lump sum equal to twenty four (24) months of your Salary at the time of termination, and Discreet shall have no further obligations hereunder in the event of such termination of your employment, and you shall have no further claims or recourse against Discreet or any of its affiliates in respect of such termination. Notwithstanding any provision herein to the contrary, if your employment with Discreet is terminated without Cause, then the options to purchase common shares of Discreet which would have vested next as set forth above shall immediately vest.

"Cause" shall mean cause for dismissal without either notice or payment in lieu of notice for reasons of fraud, embezzlement, gross negligence, wilful and careless disregard or gross dereliction of duty, incapacity or refusal to perform employment functions due to drug use or alcohol addiction, conviction of a felony, serious breach of duty not corrected within thirty (30) days of notice to that effect and discriminatory practices governed by statute.

6.        Benefit Plans and Vacation
          --------------------------

You shall have the right to participate to all benefit programs and/or plans granted to senior employees of Discreet, the whole in accordance with the actual programs or plans that Discreet may institute from time to time. You shall be granted a minimum of four (4) weeks of annual vacation for each whole calendar year of this agreement.

7.        Restrictive Covenants
          ---------------------

7.1  Conflict.  During the term of your employment, you shall not, without the
-------------
     prior consent to such effect of Discreet, be employed by, with or either in respect of or in
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                                      -4-

     relation to any person other than Discreet.

     You shall not, during the term of your employment, on your behalf or on behalf of any person, whether directly or indirectly, in any capacity whatsoever, alone or through any person, carry on or be engaged in or have any financial or other interest in or be otherwise commercially involved in any endeavour, activity or business that is the same as, is substantially similar to or is in competition with the business as now or as heretofore or as may be conducted from time to time by Discreet and its affiliates (the "Business"). Discreet hereby recognizes that the businesses of BHVR and Malofilm as currently conducted are not the same, are not substantially similar to or are not in competition with the Business as now conducted by Discreet and its affiliates.

     You shall not be in default under this paragraph by virtue of his holding, strictly for portfolio purposes and as a passive investor, no more than five percent (5%) of the issued and outstanding shares of any body corporate which is listed on a recognized stock exchange, the business of which body corporate is the same, is substantially similar to or is in competition with the Business.

7.2  Non-Compete.  You shall not, during your employment with Discreet and for a
----------------
     period of eighteen months thereafter, on your behalf or on behalf of any other person, whether directly or indirectly, in any capacity whatsoever alone, through or in connection with any person, carry on or be engaged in or do consulting work for or have any financial or other interest in or be otherwise commercially involved in any endeavour, activity or business worldwide which is in competition with the Business or which provides similar competing services.

7.3  Non-Solicitation of Customers.  You shall not, during your employment with
----------------------------------
     Discreet and for a period of eighteen months thereafter, on your behalf or on behalf of any other person, whether directly or indirectly, in any capacity whatsoever, alone, through or in connection with any person for any purpose which is in competition, in whole or in part, directly or indirectly, with the Business:

     (a) solicit or assist in the soliciting of any person (i) for, to or in respect of whom, or (ii) in conjunction with Discreet or any of its affiliates, you have, during the last twelve (12) months prior to the termination (for any reason) of your employment, provided or procured services related to the Business (a "Customer") or solicit any business from a Customer; or

     (b) solicit any person with whom any of Discreet, its affiliates or the Business was, at the time of termination for any reason of your employment, pursuing active negotiations, to your knowledge, to enter into any business relationship to provide such Person with services or goods related to the Business (a "Prospective Customer") or solicit any business from a Prospective Customer.

7.4  Non-Interference.  You shall not, during your employment with Discreet and
---------------------
     for a period of eighteen months thereafter, directly or indirectly, solicit, interfere with or
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                                      -5-

     endeavour to entice away any employee of, any person who within six (6) months of your departure left his or her employment with, or any consultant under contract with, Discreet.

7.5  Acknowledgement.  You hereby expressly understand, recognize and agree
--------------------
     that:

     (a) The provisions of paragraph 7 of this agreement are of the essence of this agreement and shall survive this agreement for the periods provided therein, and that Discreet would not have entered into this agreement without the inclusion herein of the said provisions; and

     (b) the said provisions grant to Discreet only such reasonable protection as is admittedly necessary to preserve the legitimate interests of Discreet and the Business; and

     (c) Discreet would be subject to an irreparable prejudice should one or several of the said provisions be infringed, or should any of your obligation thereunder be breached by you.

7.6  Specific Performance.  Without limiting the remedies available to Discreet,
-------------------------
     you hereby expressly acknowledge and agree that a breach by you of any of the covenants contained in paragraph 7 may result in materially irreparable harm to the Business and, hence, to Discreet for which there is no adequate remedy at law; that it will not be possible to measure damages for such injuries precisely; and that, in the event of such a breach or threat thereof, Discreet shall be entitled to obtain any or all of a temporary restraining order and a preliminary or permanent injunction restraining you from engaging in activities prohibited by the said provisions of paragraph 7 or such other relief as may be required to enforce specifically any of the covenants in the said paragraph 7.

8.   Confidentiality and Non-Disclosure
---------------------------------------

You hereby expressly covenant and agree that you shall not, during and for a period of five years following termination of your employment with Discreet, disclose any Confidential Information (as hereinafter defined) to any person other than such persons as expressly approved by Discreet nor use any Confidential Information for your own benefit, or for the benefit of any other person, or for any purpose other than within the scope of your employment by Discreet. "Confidential Information" shall mean confidential, secret or proprietary information of Discreet or related to the Business, whether recorded or not, howsoever received or generated by Discreet or you from, through or relating to Discreet or the Business and in whatever from (whether oral, written, machine readable or otherwise) which pertains to Discreet, its affiliates, its subsidiaries or the Business. "Confidential Information" shall not include information which (i) is in the public domain, without any fault or violation of this agreement on your part, (ii) is generally disclosed by Discreet without any restriction to third parties, (iii) is properly within your legitimate possession prior to its disclosure hereunder and without any obligation of confidences attaching thereto, (iv) after disclosure, is lawfully received by you from another person who is lawfully in possession of
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                                      -6-

such Confidential Information and such other person was not restricted from disclosing the said information to you and (v) you are legally compelled to divulge by order of a governmental agency or a court of competent jurisdiction.

9.   Property
-------------

Confidential Information and the documents, works, instruments, media or other embodiments of or containing Confidential Information shall remain the property of Discreet and be returned to Discreet upon request, or, at the latest, immediately upon any termination of your employment.

10.       Transfer and Release of Rights
          ------------------------------

You hereby acknowledge and agree that all right, title and interest in and to any Work vests and is owned exclusively by Discreet immediately on its creation and regardless of the stage of its completion. To that effect, you further agree, and do hereby covenant with and to Discreet, to promptly and fully disclose to Discreet and to deliver to Discreet all Work created, developed or conceived by him during the term of your employment with Discreet. Accordingly, you hereby irrevocably transfer, assign and release to Discreet all Intellectual Property Rights in the or any part of the Work that you now have or may hereafter acquire. You hereby represent and warrant that you have not granted, and covenant and agree that you shall not grant, Intellectual Property Rights in any Work to any other person.

For the purposes hereof:

"Computer Programs" shall mean a set of ordered steps or list of instructions used in connection with a computer to cause the computer to indicate, perform or achieve particular functions, tasks or results, and includes but is not limited to, source-code listings in human or machine readable form, object codes in machine readable form, program files, data files, program and system logic, pseudo-code, algorithms, interfaces, routines, design concepts and program structure.

"Derivative Work" shall mean a Work, however recorded, based upon one or more pre-existing Works, and includes revisions, modifications, translations, abridgements, condensations, expansions or any other forms in which such pre-existing Works may be recast, transformed or adapted.

"Intellectual Property Rights" means all worldwide intellectual and industrial property rights in connection with the Work, including, without limitation, (i) patents, inventions, and discoveries, (ii) copyrights, (iii) Confidential Information, (iv) trademarks, (v) industrial and artistic designs, (vi) software, source codes, application codes, including the right to apply for registration or protection of any of the foregoing, and includes proprietary, possessory and ownership rights and interests of all kinds whatsoever or howsoever arising.

"Work" shall mean any and all source code or other Computer Programs, any design specifications created to describe the source code or other Computer Programs, any methods, processes, apparatus, products, hardware, or firmware, any drawings, reports, memoranda, specimens, models, letters or notebooks, made, developed or conceived by you, either solely or jointly with others, during the entire period that you are employed by Discreet or any of its affiliates, whether or not they were, are, or will be made, developed or conceived during working hours using Discreet or any of its affiliates' data or facilities, and which relate to Discreet or any of its affiliates' existing or projected areas of business, and includes, without limitation, Derivative Work, drafts, versions, and parts thereof, disks, tapes, files, listings, screen displays, enhancements and developments thereto, user manuals, marketing materials, demonstration reels, technical manuals, flow charts, log books and all supporting documentation.

11.       Protection of Intellectual Property Rights
          ------------------------------------------

You hereby acknowledge and agree that Discreet and its affiliates shall have the exclusive right to file applications, obtain and maintain protection and registrations for, and assign, the or any part of the Work and the Intellectual Rights therein and to perform all acts necessary or desired by Discreet and its affiliates to enable Discreet and its affiliates, their successors, assigns and nominees, to secure and enjoy the full and exclusive benefits and advantages thereof. In this respect, you agree to cooperate and to provide all necessary assistance as may be reasonably required by Discreet and its affiliates for these purposes. After any termination of your employment hereunder, you shall, from time to time, at Discreet's expense (which shall be limited to a reasonable per diem to cover lost wages in your then existing employment and reimbursement of any expenses incurred at the request of Discreet), execute and deliver all documents and instruments (including instruments or conveyance and waivers of moral rights) and do all acts and things as Discreet may reasonably require to carry out effectively, or to better evidence, or perfect the full intent and meaning of this agreement.

12.  General Provisions
-----------------------

This agreement shall be governed, interpreted and construed by and in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

This offer of employment is subject to receipt of satisfactory references.

You hereby acknowledge having received a copy of the Plan.

The parties acknowledge that they have requested and are satisfied that this agreement and all related documents be drawn up in the English language; les parties aux presentes reconnaissent qu'ils ont exigees que la presente convention et tous documents qui s'y rattachent soient rediges en langue anglaise et s'en declarent satisfaites.
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                                      -8-

If you wish to accept this position, please sign and return a signed copy to us.




/s/ Brian Drummond
------------------
Brian Drummond



ACCEPTED at Montreal, Quebec, on this 29th day of August, 1997.




/s/ Richard Szalwinski
----------------------
Richard J. Szalwinski